Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan, the Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan and the Stock Option Inducement Award of our report dated March 2, 2022, with respect to the consolidated financial statements of Jounce Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 2, 2022